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                                                                    Exhibit 10.1

                                                                  EXECUTION COPY

                             STOCKHOLDERS AGREEMENT

      THIS STOCKHOLDERS AGREEMENT (this "Agreement") is made as of June 13, 2003, by and among (i) VI ACQUISITION CORP., a Delaware corporation (the "Company"), (ii) WIND POINT PARTNERS IV, L.P., WIND POINT PARTNERS V, L.P. and WIND POINT IV EXECUTIVE ADVISOR PARTNERS, L.P., each of which is a Delaware limited partnership, and WIND POINT ASSOCIATES IV, LLC, a Delaware limited liability company (collectively, "WPP"), (iii) MID OAKS INVESTMENTS LLC, a Delaware limited liability company ("Mid Oaks"), (iv) A.G. EDWARDS PRIVATE EQUITY PARTNERS QP II, L.P. and A.G. EDWARDS PRIVATE EQUITY PARTNERS II, L.P., each of which is a Delaware limited partnership (collectively, "AGE"), (v) DEBRA KOENIG ("Koenig"), (vi) WALTER VAN BENTHUYSEN ("van Benthuysen," and together with WPP, Mid Oaks, AGE, Koenig, and any additional purchaser deemed an Investor pursuant to Section 14 hereof, the "Investors"), (vii) the executives and other employees identified on the signature pages to this Agreement (each individually, an "Executive" and collectively the "Executives"), and (viii) each of the entities set forth on Exhibit A attached hereto (the "Initial Warrantholders"), and each of their permitted assigns who executes a counterpart to become a party to this Agreement (collectively, together with the Initial Warrantholders, the "Warrant Security Holders.") The Investors, the Executives and the Warrant Security Holders are collectively referred to herein, along with other stockholders who become parties to this Agreement pursuant to the provisions of Section 14, as the "Stockholders" and each, individually, as a "Stockholder." Capitalized terms used but not otherwise defined herein are defined in Section 12 hereof.

      In connection with the execution of this Agreement, the Investors and the Executives purchased shares of the Company's Common Stock, par value $0.0001 per share (the "Common Stock"), and shares of the Company's Series A Preferred Stock, par value $0.0001 per share (the "Preferred Stock"), pursuant to that certain Stock Purchase Agreement among the Investors, the Executives and the Company dated as of the date hereof (as amended or supplemented from time to time, the "Stock Purchase Agreement") or otherwise have acquired Common Stock or options to purchase Preferred Stock. In connection with the execution of an Investment Agreement among the Company, VICORP Restaurants Inc., a Colorado corporation and wholly-owned subsidiary of the Company ("VICORP"), and the initial Warrant Security Holders dated as of the date hereof (the "Investment Agreement") and this Agreement, the initial Warrant Security Holders received warrants to purchase shares of Common Stock, subject to adjustment as provided therein (the "Common Warrants") and warrants to purchase a number of shares of Preferred Stock of the Company equal in the aggregate to 6% of all amounts accreted and distributed upon the outstanding Preferred Stock in excess of the initial aggregate liquidation value thereof (the "Preferred Warrants" and, together with the Common Warrants, the "Warrants").

      The execution and delivery of this Agreement is a condition to the Investors' purchase of Common Stock and Preferred Stock pursuant to the Stock Purchase Agreement and the issuance of the Warrants pursuant to the Investment Agreement.

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      NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties to this Agreement hereby agree as follows:

      1.    Governing Bodies.

      (a) Voting Agreement. Each Stockholder (other than the Warrant Security Holders) agrees that so long as WPP or any of its Affiliates owns at least twenty percent (20%) of the outstanding Common Stock, such Stockholder shall vote all of such Stockholder's shares of Common Stock and any other voting Securities of the Company over which such Stockholder has voting control and shall take all other actions reasonably necessary or desirable within such Stockholder's control (whether in such Stockholder's capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

      (i) the authorized number of members on the Governing Bodies of Company and VICORP shall comprise at least five (5) but no more than seven (7) members; and

      (ii) the following Persons shall be elected to the Governing Bodies of Company and VICORP:

            (A)   at least two (2) members designated by WPP (the "WPP
      Members");

            (B) one (1) member designated by Mid Oaks (during such times as Mid Oaks holds at least 85,655 shares (as adjusted for stock splits, stock dividends, recapitalizations and the like) of the Common Stock and subject to WPP's reasonable approval (the "Mid Oaks Member"); provided, however, that during such times as Mid Oaks holds less than 85,655 shares (as adjusted for stock splits, stock dividends, recapitalizations and the like) of the Common Stock, there shall be no Mid Oaks Member and, in order to fill the vacancy created by the absence of the Mid Oaks Member, there shall be an additional WPP Member designated by WPP, and provided further that for purposes of this section Mid Oaks shall be deemed to own any shares that are transferred by Mid Oaks to its Affiliates or employees pursuant to Section 5(f)(ii);

            (C) up to three (3) members designated by WPP (the "Outside Members"); provided that no Outside Member shall be (x) a member of the Company's management or an employee or officer of the Company or its subsidiaries, or (y) a member of WPP's management or management of any of its affiliates, it being understood that nothing in this clause (y) shall disqualify any person from being an "Outside Member" solely by reason of
      (A) such person holding an ownership interest in any WPP executive advisor entity and/or (B) such person serving as a director or non-executive chairman of any WPP or Company affiliate; and

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            (D)   one (1) member designated by WPP who shall be an executive officer of the Company;

it being understood that so long as WPP owns at least twenty percent (20%) of the outstanding Common Stock, WPP shall at all times have the right, exercisable in its sole discretion, to select at least a majority of any Governing Body;

      (iii) the removal from any Governing Body (with or without cause) of any WPP Member or the Mid Oaks Member, if applicable, shall be only upon the written request to the Board of the Stockholder or Stockholders entitled to designate such director pursuant to Section 1(a)(ii) above;

      (iv) in the event that any representative designated hereunder for any reason ceases to serve as a member of any Governing Body during his or her term of office, the resulting vacancy on the Governing Body shall be filled by a representative designated by the Person or Persons entitled to designate such director pursuant to Section 1(a)(ii) above; and

      (v) if any party fails (but is otherwise entitled) to designate a representative to any Governing Body pursuant to the terms of this Section 1, the election of a Person to such Governing Body shall be accomplished in accordance with the Organizational Documents and applicable law; provided that the parties shall take all necessary actions to remove such individual if the party or parties which failed (and are otherwise entitled) to designate such a representative so directs.

      (b) Other Subsidiaries. The Governing Bodies of VICORP's subsidiaries shall be comprised as determined by the Governing Body of VICORP.

      (c)   Required Meetings; Expenses; Insurance. There shall be at least four
(4) meetings of the Governing Body of Company during every fiscal year, at least one (1) of which shall be held in each ninety (90) day period during the Company's fiscal year. The Company or VICORP, as the case may be, shall pay all out-of-pocket expenses incurred by each member of such Person's Governing Body in connection with attending regular and special meetings of that Governing Body. The Company and VICORP, as applicable, shall maintain customary directors and officers' insurance covering members of such Person's Governing Body in amounts commensurate with similarly-situated companies.

      (d)   Observer Rights.

      (i) The following persons shall have observer rights with respect to meetings of the Governing Bodies of the Company and its subsidiaries, and any committees of such Governing Bodies (the person or persons so designated to serve as an observer, the "Observer"), and the Company, VICORP or the relevant subsidiary, as the case may be, will reimburse such Observer for all reasonable out-of-pocket costs incurred by such Person in connection with traveling to and from and attending such meetings:

            (A) So long as any Warrants, Warrant Stock or Notes remain outstanding, the Company will, and will cause its subsidiaries to, (i) permit the Warrant Security Holders (other than Gleacher Mezzanine Fund P, L.P.) to have a total of three (3) Observers, who

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      shall be designated from time to time by the holders of the Warrants or
      Warrant Stock (other than Gleacher Mezzanine Fund P, L.P.).

            (B) So long as AGE holds at least 34,262 shares (as adjusted for stock splits, stock dividends, recapitalizations and the like) of Common Stock, the Company will, and will cause its subsidiaries to, (i) permit AGE to have one (1) Observer, who shall initially be Patricia A. Dahl.

            (C) If WPP and its Affiliates cease to hold at least twenty (20%) of the issued and outstanding Common Stock and there are no longer any WPP Members, but WPP (or any of its Affiliates) still continue to hold Common Stock, then WPP shall have the right to designate one (1) Observer.

      (ii) The Observer shall be sent notice of the time and place of any such meetings in the same manner and at the same time as notice is sent to members of the applicable Governing Body and any committees thereof and shall be sent copies of all notices, reports, minutes, consents and other documents at the time and in the manner as they are provided to the other members of the relevant Governing Body and/or committee thereof.

      (iii) Notwithstanding the foregoing, any Observer may be temporarily excluded from meetings of any Governing Body or committee thereof and materials provided to the Observer in connection with such meetings may be redacted if:
(A) the reason for such exclusion or such redaction is solely to preserve an attorney-client privilege available to the Company or any subsidiary, as applicable, that would be lost absent such exclusion or redaction; and (b) such exclusion or such redaction (as the case may be) is necessary to preserve such attorney-client privilege and otherwise is required in the good faith determination of the applicable Governing Body, and such Governing Body delivers to the excluded Observer an opinion of independent counsel to the effect that such exclusion or redaction is necessary to preserve such privilege and a certificate of an executive officer of the Company or the relevant subsidiary, as the case may be, that such exclusion or redaction, as the case may be, is material to such entity.

      (e) Quorum. At all meetings of any Governing Body, members entitled to cast a majority of the votes of the entire Governing Body shall constitute a quorum for the transaction of business and the act of members entitled to cast a majority of the votes present at any meeting at which there is a quorum shall be the act of the Governing Body, except as may be otherwise specifically provided by Delaware law or by the Organizational Documents of the Company. Notwithstanding the foregoing, for so long as WPP holds twenty percent (20%) or more of the outstanding Common Stock, a quorum shall not be present for the transaction of business of any Governing Body unless all of the WPP Members shall be present at a meeting of such Governing Body. If a quorum shall not be present at any meeting of the Governing Body, then the members of the Governing Body present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      2.    Irrevocable Proxy; Conflicting Agreements.

      (a) Grant of Proxy. In order to secure each Executive's and each Additional Executive's obligation to vote his or her Common Stock and other voting securities of the

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Company in accordance with the provisions of Section 1 and Section 7 hereof, and for other good and valuable consideration, each Executive and each Additional Executive hereby appoints Wind Point Partners V, L.P., as his or her true and lawful proxies and attorneys-in-fact, with full power of substitution, to vote all of his or her Common Stock and other voting securities of the Company on all matters that may be submitted to a vote of the holders of Common Stock. Wind Point Partners V, L.P. may exercise the irrevocable proxies granted to it hereunder at any time any Executive or any Additional Executive fails to comply with the provisions of this Agreement. The proxies and powers granted by each Executive and each Additional Executive pursuant to this Section 2 are coupled with an interest and are given to secure the performance of each Executive's and each Additional Executive's obligations to the Investors under this Agreement. Such proxies and powers will be irrevocable for the term of this Agreement and will survive the death, incompetency and disability of each Executive and each Additional Executive and the respective holders of their Securities.

      (b) No Conflict. Each Stockholder represents that he, she or it has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no Holder of Securities shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement; provided that this Section 2(b) applies to the Warrant Security Holders only with respect to Section 7.

      3. Legend. Each certificate evidencing Securities and each certificate issued in exchange for or upon the transfer of any Securities (if such shares remain Securities as defined herein after such transfer) shall (in addition to any other legends required by the terms of such Securities or the agreements under which such Securities were issued) be stamped or otherwise imprinted with a legend in substantially the following form:

            "The securities represented by this certificate were originally issued on ___________, 2003 and have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Stockholders Agreement dated as of ______________, 2003, among the issuer (the "Company") and certain investors, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."

The Company shall imprint such legend on certificates evidencing Securities outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any securities that cease to be Securities.

      4. Disposition of Securities. No Holder may transfer, sell, convey, exchange, pledge, hypothecate or otherwise dispose of (collectively, "Transfer") any Securities, except in compliance with Sections 5, 6, 7, 8 and 13 hereof, pursuant to Sections 1 or 2 of the Registration Rights Agreement or pursuant to Rule 144 promulgated pursuant to the Securities Act. Any attempted Transfer other than in accordance with this Agreement shall be null and void. In

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addition to the foregoing, no Executive or Additional Executive may Transfer any
Executive Shares until they become vested pursuant to such Executive's or Additional Executive's Senior Management Agreement. The provisions of this
Section 4 are subject, as to each Executive or Additional Executive, to the Company's Repurchase Option (as that term is defined in such Executive's or Additional Executive's Management Agreement).

      5. Right of First Refusal. Prior to making any Transfer (other than pursuant to Section 5(f) or pursuant to Sections 6, 7 or 8 hereof), any Stockholder proposing such Transfer (a "Disposing Stockholder"), the Disposing Stockholder agrees not to consummate any such Transfer until the parties to the Transfer have been finally determined pursuant to this Section 5 (the "Authorization Date").

      (a) Sale Notice by Disposing Stockholder. The Disposing Stockholder will deliver a written notice (the "Sale Notice") to the Company, and each of the other Holders who are not the Disposing Stockholder (collectively, the "Other Stockholders") disclosing in reasonable detail the identity of the prospective transferees, the Securities proposed to be Transferred (the "Offered Securities") and the terms and conditions of the proposed Transfer.

      (b) Company Election. The Company may elect to purchase all or a portion of the Offered Securities upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to the Disposing Stockholder and Other Stockholders within fifteen (15) days after the receipt of the Sale Notice by the Company. If the Company elects to purchase less than all of the Offered Securities, it will so notify the Other Stockholders (the "Availability Notice," and the Offered Securities that the Company did not subscribe for (the "Available Securities").

      (c) Purchase by Other Stockholders. Each Other Stockholder may elect to purchase all or a portion of its pro-rata portion (calculated with reference to Diluted Common Stock or Diluted Preferred Stock, as applicable) of the Available Securities upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to the Disposing Stockholder and the Company within fifteen (15) days after the receipt of the Availability Notice from the Company. In the event that any Other Stockholder elects to purchase less than its pro-rata portion of the Available Securities (the nonsubscribed portion, the "Nonsubscribed Available Securities" and the Other Stockholder so electing, the "Undersubscribing Stockholder"), the Company will notify (the "Undersubscription Notice") the Other Stockholders who have elected to fully exercise their rights hereunder (the "Subscribing Stockholders").

      (d) Purchase by Subscribing Stockholders. Any Subscribing Stockholder may elect to purchase all of such Subscribing Stockholder's pro-rata portion of the Nonsubscribed Available Securities (allocated pro-rata based upon such Subscribing Stockholder's respective ownership of Diluted Common Stock or Diluted Preferred Stock, as applicable, compared to the aggregate ownership of Diluted Common Stock or Diluted Preferred Stock, as applicable, of all Subscribing Stockholders) upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to the Disposing Stockholder and the Company within fifteen (15) days after the receipt of Undersubscription Notice.

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      (e)   Time for Completion. If the Other Stockholders and/or the Company
have not elected to purchase all of the Offered Securities within forty-five
(45) days after the delivery of the Sale Notice, or have so elected to purchase the Offered Securities but have not consummated the purchase of the Offered Securities within sixty (60) days of the delivery of the Sale Notice, the Disposing Stockholder may Transfer the Offered Securities not purchased by the Other Stockholders and/or the Company at a price and on terms no more favorable to the transferees thereof than those specified in the Sale Notice, during the thirty (30) day period immediately following the Authorization Date; provided, however, that the transferee shall not be a Competitor of the Company. Any Securities not transferred within such thirty (30) day period will again be subject to the provisions of this Section 3 upon subsequent Transfer.

      (f) Exception for Certain Transfers. Notwithstanding the foregoing or anything herein to the contrary, provided that the Transferees agree to be bound by the provisions of this Agreement to the same extent as their Transferors, the provisions of this Section 5 shall not apply to the following Transfers:

      (i) Transfers by WPP of Preferred Stock and/or Common Stock purchased by WPP under the Stock Purchase Agreement on the Closing Date to (A) any of WPP's Affiliates (other than transfers to another portfolio company) or (B) prior to the first anniversary of the Closing Date, in such amounts as, following the completion of each such Transfer, result in WPP still holding at least 49,143.50 shares of Preferred Stock and 856,500 shares of Common Stock.

      (ii) Transfers (A) by Mid Oaks of Preferred Stock and/or Common Stock purchased by Mid Oaks under the Stock Purchase Agreement on the Closing Date to up to five employees of Mid Oaks, in an aggregate amount not to exceed five percent (5%) of Mid Oaks' Preferred Stock and Common Stock, provided that any Transfers to Persons who are not residents of Illinois and Accredited Investors shall be subject to WPP's prior approval and provided further that in connection with any such Transfer Mid Oaks will provide evidence reasonably satisfactory to WPP that each such Person has granted to Mid Oaks an irrevocable proxy equivalent to that granted to WPP by the Executives in Section 2(a), and (B) by any such employees back to Mid Oaks.

      (iii) Transfers by any Warrant Security Holders of Warrants or Warrant Stock to (A) any Affiliate, or (B) any Person in connection with a transfer of the Notes; provided, however, that the Warrant Security Holders will not Transfer the Warrants or Warrant Stock to any Person who (x) is a Competitor or
(y) is not an institutional investor, business development company or equity fund investor.

      (g) Company Repurchase Option. The provisions of this Section 5 are subject, as to each Executive or Additional Executive, to the Company's Repurchase Option.

      6.    Tag-Along.

      (a) Notice of Sale. Subject to Section 6(d), if at any time prior to an Initial Public Offering a Major Stockholder (a "Disposing Significant Stockholder") shall wish to Transfer any of the shares of Common Stock and/or Preferred Stock owned by such Disposing Significant Stockholder pursuant to an offer to or from a third party (the "Buyer"), then such Disposing

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Significant Stockholder shall notify each of the non-disposing Investors and each of the Warrant Security Holders in writing (a "Tag-Along Sale Notice"), of such offer and its terms and conditions.

      (b) Right to Participate in Sale. Upon receipt of a Tag-Along Sale Notice, the non-disposing Investors and each of the Warrant Security Holders shall have the right to sell to the Buyer (the "Tag-Along Sale"), on the same terms and conditions applicable to the Disposing Significant Stockholder, in lieu of the sale to the Buyer by the Disposing Significant Stockholder, that number of shares of Common Stock and/or Preferred Stock, as applicable, equal to the product attained by multiplying (a) the number of shares of Diluted Common Stock and/or Preferred Stock, as applicable, to be sold to the Buyer times (b) the quotient derived by dividing (i) the number of shares of Diluted Common Stock and/or Preferred Stock, as applicable, held (or deemed to be held) by such non-disposing Investors by (ii) the total number of shares of Diluted Common Stock and Preferred Stock, as applicable, held (or deemed to be held) by such selling non-disposing Investors, such Warrant Security Holders and such Disposing Significant Stockholder. The non-disposing Investors' and Warrant Security Holders' rights to sell pursuant to this Section 6 can be exercised by delivery of a written notice to the Disposing Significant Stockholder within thirty (30) days following the delivery of the Tag-Along Sale Notice to the non-disposing Investors and the Warrant Security Holders of the proposed sale to the Buyer by such Disposing Significant Stockholder. In participating hereunder, the Warrant Security Holders shall be treated as if they owned the underlying Preferred Stock without exercise of the Preferred Warrants and shall be entitled to sell their Preferred Warrants in lieu of exercising such Warrants and selling the underlying Preferred Stock.

      (c) Failure to Provide Notice of Participation. In the event that any of the non-disposing Investors or Warrant Security Holders do not deliver to such Disposing Significant Stockholder a notice within such thirty (30) day period, such Disposing Significant Stockholder may proceed with such sale to such Buyer at the same price and on substantially the same terms and conditions set forth in such Tag-Along Sale Notice.

      (d) Certain Exceptions. Notwithstanding the foregoing or anything herein to the contrary:

      (i) The provisions of this Section 6 shall not apply to any Transfers by WPP of Preferred Stock and/or Common Stock purchased by WPP under the Stock Purchase Agreement on the Closing Date (A) to any of WPP's Affiliates (other than to any portfolio company), or (B) prior to the first anniversary of the Closing Date, in such amounts as, following the completion of each such Transfer, result in WPP still holding at least 49,143.50 shares of Preferred Stock and 856,500 shares of Common Stock.

      (ii)  The provisions of this Section 6 shall not apply to any Transfers
(A) by Mid Oaks of Preferred Stock and/or Common Stock purchased by Mid Oaks under the Stock Purchase Agreement on the Closing Date to up to five employees of Mid Oaks, in an aggregate amount not to exceed five percent (5%) of Mid Oaks' Preferred Stock and Common Stock, and (B) by any such employees back to Mid Oaks.

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      (iii) In the case of a Transfer by Mid Oaks, no other Investor shall be entitled to participate in such Transfer pursuant to this Section 6, although Mid Oaks will provide them with the notice specified in Section 6(a).

      (iv) In the case of a Transfer by AGE, no other Investor shall be entitled to participate in such Transfer pursuant to this Section 6, although AGE will provide them with the notice specified in Section 6(a).

      (e) Limitations on Warrant Security Holder Representations. Notwithstanding anything herein to the contrary, no Warrant Security Holder shall be required (A) to make representations and warranties in connection with a Tag-Along Sale, except representations and warranties with respect to such Warrant Security Holder's authority, and title and ownership of the Warrants or Warrant Stock owned by it, (B) except as provided in (C) below, to indemnify the buyer or any other person in connection with a Tag-Along Sale other than for a breach of a representation or warranty made by the Warrant Security Holder pursuant to clause (A) above or (C) to make a payment in connection with any indemnification obligation to the buyer (other than an indemnification obligation for a breach of a representation made by the Warrant Security Holder pursuant to clause (A), above) or a purchase price adjustment for an amount that exceeds the lesser of (1) such Warrant Security Holder's pro rata share of such indemnification obligation or purchase price adjustment obligation, based on such Warrant Security Holder's pro rata share of the aggregate net proceeds received by all of the participating Holders in connection with the Tag-Along Sale, or (2) the amount of the net proceeds received by such Warrant Security Holder in the Tag-Along Sale.

      (f) Additional Limitations. The provisions of this Section 6 shall cease to apply following completion of an Qualified Public Offering, and are further subject, as to each Executive or Additional Executive, to the Company's Repurchase Option.

      7.    Sale of the Company.

      (a) Approval of Sale. Subject to the other applicable terms of this Agreement, including, without limitation, Section 7(b) hereof, if the Company's Governing Body by a vote that includes all of the WPP Directors approves a Sale of the Company to an Independent Third Party (an "Approved Sale"), each Holder shall vote for, consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as a (i) merger or consolidation, each Holder shall waive any dissenters' rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of stock, each Holder shall agree to sell all of its, his or her Securities and rights to acquire Securities on the terms and conditions approved by the Board. Each Holder shall take, at the expense of the Company, all necessary actions in connection with the consummation of the Approved Sale as reasonably requested by the Company.

      (b) Conditions to Approval. The obligations of the Holders to participate in the Approved Sale of the Company are subject to the satisfaction of the following conditions:

      (i) upon the consummation of the Approved Sale, each Holder shall receive the same form and amount of consideration (in proportion to the respective amounts of each class of

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Security that such Holder owns or has the right to acquire, but with identical rights and preferences, without giving effect to any minority or majority ownership interests or voting interests) as each other Holder of such class of Security or if any Holders are given an option as to the form and amount of consideration to be received, each such Holder shall be given the same option (in proportion to the respective amounts of each class of Security that such Holder owns or has the right to acquire, but with identical rights and preferences, without giving effect to any minority or majority ownership interests or voting interests); and

      (ii) each Warrant Security Holder shall have the option, in lieu of participating in the Approved Sale as provided in Section 7(b)(i), to elect to sell to the buyer(s) in such Approved Sale all (but not less than all) of the Warrants or Warrant Shares then held by such Warrant Security Holder, with the purchase price for such sale to be equal to the price being paid under Section 7(b)(i) but the consideration to be delivered being cash or cash equivalents (subject to indemnity or holdback obligations as provided in Section 7(e)) regardless of the form of consideration received by the other Holders in the Approved Sale. Any such election by a Warrant Security Holder must be made within three (3) business days following notice to the Warrant Security Holder that the Company's Governing Body has approved the Sale of the Company.

      (c) Purchaser Representative. If the Company or the Holders enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), then those Holders that do not qualify at the time as Accredited Investors shall, at the request of the Company, appoint a "purchaser representative" (as such term is defined in Rule 501) reasonably acceptable to the Company. If any Holder appoints a purchaser representative designated by the Company, the Company shall pay the fees of such purchaser representative. However, if any Holder declines to appoint the purchaser representative designated by the Company, such Holder shall appoint another purchaser representative (reasonably acceptable to the Company), and such Holder shall be responsible for the fees of the purchaser representative so appointed.

      (d) Costs. All Holders will bear their pro-rata share (based upon their pro rata share of the aggregate net proceeds of the sale of all such Securities) of any reasonable costs related to the sale of Securities pursuant to an Approved Sale to the extent such costs are not otherwise paid by the Company or the acquiring party and to the extent such costs are incurred on behalf of all Holders. Costs incurred by the Holders on their own behalf shall not be considered costs of the Approved Sale.

      (e) Limitations on Holder Obligations. Notwithstanding anything herein to the contrary, no Holder shall be required (A) to make representations and warranties in connection with an Approved Sale, except representations and warranties with respect to such Holder's authority, and title and ownership of the Securities owned by it, (B) except as provided in (C) below, to indemnify the buyer or any other person in connection with an Approved Sale other than for a breach of a representation or warranty made by the Holder pursuant to clause
(A) above or (C) to make a payment in connection with any indemnification obligation to the buyer (other than an indemnification obligation for a breach of a representation made by the Holder pursuant to clause (A), above) or a purchase price adjustment for an amount that exceeds the lesser of (1) such Holder's pro rata share of such indemnification obligation or purchase price adjustment obligation, based on such Holder's pro rata share of the aggregate net proceeds received by all of the Holders in connection with the Approved Sale, or (2) the amount of the net proceeds received by such Holder in the Approved Sale.

      (f) Termination of Provisions. The provisions of this Section 7 shall cease to apply following completion of an Initial Public Offering.

      8. Permitted Transfers. Any Stockholder may transfer Securities (other than Securities held by an Executive or Additional Executive that have not become vested pursuant to his or her Senior Management Agreement) without complying with Sections 4, 5, and 6 hereof to Permitted Transferees who consent in writing delivered to the Company to be bound by the terms of this Agreement. With respect to any Executive or Additional Executive, a "Permitted Transferee" means the spouse or lineal descendants of such Executive or Additional Executive, any trust for the benefit of such Executive or Additional Executive, or the benefit of the spouse or lineal descendants of such Executive or Additional Executive, any corporation, partnership or limited liability company in which such Executive or Additional Executive, the spouse and the lineal descendants of such Executive or Additional Executive are the direct and beneficial owners of all of the equity interests (provided such Executive or Additional Executive, spouse and lineal descendants agree in writing to remain the direct and beneficial owners of all such equity interests), and the personal representative of such Executive's or Additional Executive's estate or upon such Executive's or Additional Executive's incompetency for purposes of the protection and management of the assets of such Executive or Additional Executive. With respect to a Holder other than an Executive or Additional Executive, a "Permitted Transferee" means any Affiliate of such Holder, other than in the case of a Transfer by an Investor to another portfolio company.

      9. Preemptive Rights. Subject to the limitations set forth in Subsection 9(d) below, each time the Company or any of its Subsidiaries proposes to issue any equity securities, or other securities of any kind that are or may become convertible into any equity securities (collectively, "New Issue Securities") to any Person, the Company shall, or shall cause its Subsidiary to, first offer the New Issue Securities to the Holders in accordance with the following provisions:

      (a) The Company shall give a notice to each Holder hereunder (the "First Notice") stating (i) its intention to issue the New Issue Securities; (ii) the number and description of such shares or the amount of the New Issue Securities to be issued; (iii) the purchase price (calculated as of the proposed issuance date) and the other terms upon which the Company is offering the New Issue Securities; and (iv) the names of the Persons to whom the Company seeks to issue such New Issue Securities.

      (b) Transmittal of the First Notice to the Holders by the Company shall constitute an offer by the Company to sell each Holder his, her or its proportionate number (based upon his, her or its percentage ownership of the total number of shares of Diluted Common Stock or Diluted Preferred Stock), or any lesser number specified by the Holder, of the New Issue Securities for the price and upon the terms set forth in the First Notice. For a period of twenty
(20) days after the submission of the First Notice to the Holders, each Holder shall have the option, exercisable by written notice to the Company, to accept the Company's offer as to all or any part of such Holder's proportionate number or any lesser number of the New Issue Securities. If two or more types of New Issue Securities are to be issued or New Issue Securities are to be issued together with other types of securities, including, without limitation, debt securities, in a single transaction or related transactions, the rights to purchase New Issue Securities granted to the Holders under this Section 9 must be exercised to purchase all types of New Issue Securities and such other securities in the same proportion as such New Issue Securities and other securities are to be issued by the Company. If the Holders (as a group) agree to purchase less than the total number of New Issue Securities proposed to be issued and sold, any Holder may condition its agreement to purchase the New Issue Securities upon the sale of the balance to unaffiliated third parties.

      (c) In the event that any Holder does not exercise his, her or its option with respect to all of the New Issue Securities in accordance with Subsection 9(b), the Company, upon notice from such Holder of such Holder's decision not to accept the Company's offer as to all of his, her or its pro rata portion of the New Issue Securities (or upon expiration of the twenty-day option period referred to in Subsection 9(b) if such Holder fails to give notice as aforesaid), shall offer to sell the New Issue Securities which have not been subscribed for to those Holders who have elected to exercise their rights hereunder (allocated pro rata based upon such Holders' respective ownership of Diluted Common Stock or Diluted Preferred Stock compared to the aggregate ownership of Diluted Common Stock or Diluted Preferred Stock of all such Holders electing to purchase if it is over-subscribed). Thereafter, if all of the New Issue Securities proposed to be issued and sold have not been subscribed for within thirty (30) days, the Company shall have one hundred twenty (120) days thereafter to sell any or all of the remaining New Issue Securities (i.e., those not to be sold to any Holder) to the Person or Persons set forth in the First Notice, upon terms and conditions no less favorable to the Company, and no more favorable to such Person or Persons, than those set forth in the First Notice. In the event the Company has not sold such New Issue Securities within said one hundred twenty (120) day period, the Company will not thereafter issue or sell and New Issue Securities without first offering such New Issue Securities to the Holders in the manner provided above.

      (d) The preemptive rights contained in this Section 9 shall not apply to: (i) the issuance by the Company of up to an aggregate of (A) 71,000 shares of Preferred Stock (as adjusted for stock splits, stock dividends, recapitalizations and the like) and (B) 1,462,800 shares of Common Stock (as adjusted for stock splits, stock dividends, recapitalizations and the like), which shares are issued on the Closing Date or may be issued subsequently pursuant to Preferred Stock purchase options issued to certain Executives on the Closing Date for an aggregate of 1,571.102 shares of Preferred Stock and (C) 37,200 shares of Common Stock reserved for future issuance; (ii) the issuance and sale by the Company, from time to time pursuant to plans, programs or agreements approved by the Governing Body of the Company, of shares of Common Stock, or options, rights, or warrants to acquire shares of Common Stock, or of securities convertible or exchangeable for shares of Common Stock, to employees, officers, or members of the Governing Body of the Company (other than members who are Affiliates of WPP), as compensation for their services to the Company or any of its wholly-owned subsidiaries ("Incentive Common Stock"), provided that Incentive Common Stock shall not be transferred to WPP; (iii) the issuance of shares of Common Stock of the Company to the Warrant Security Holders in connection with the exercise of the Warrants; (iv) securities offered in a Qualified Public Offering; and/or (v) securities approved for issuance by the Company's

Governing Body in connection with the acquisition of another business entity (which is an Independent Third Party) by the Company by merger, purchase of all or substantially all of such other business entity's assets, or by other reorganization whereby the Company ends up owning, directly or indirectly, greater than 50% of the voting power of such business entity.

      10. Representations and Warranties. Each of the Holders (other than the Warrant Security Holders, it being acknowledged that the Warrant Security Holders are making certain similar representations to the Company pursuant to the Investment Agreement), hereby represents and warrants to the following with respect to himself, herself or itself, as the case may be:

      (a) Authorization. All corporate, partnership, member or other action on the part of the Holder, its directors, holders, members or partners necessary for the authorization, execution, delivery and performance by such Holder (if a corporation, partnership, limited liability company or other entity) of this Agreement has been taken. This Agreement is a legal, valid and binding obligation of such Holder, enforceable against such Holder strictly in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditor's rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      (b) No Violation. The execution and delivery of this Agreement will not (with or without notice or passage of time or both) (a) conflict with or result in a breach of any provision of the certificate of incorporation, by-laws, partnership agreement, operating agreement or other organizational documents of a Holder (if a corporation, partnership, limited liability company or other entity), (b) result in a default, give rise to any right of termination, cancellation or acceleration, or require any consent or approval, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, loan, factoring arrangement, license, agreement, lease or other instrument or obligation to which such Holder is a party or by which it or any of its assets may be bound, other than, any default which would not have a material adverse effect on the business, operations, financial condition, assets or properties of such Holder or (c) violate any law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity applicable to such Holder or any of its assets, other than, any violation which would not have a material adverse effect on the business, operations, financial condition, assets or properties of such Holder.

      (c) Differential Rights. Although each Holder of Securities may hold one or more of the same classes or series of the Company's securities, WPP has requested and received certain additional rights and benefits pursuant to this Agreement, and each of the other Stockholders have consented to such rights and benefits as an inducement for WPP to purchase Securities.

      11. Term. This Agreement will terminate upon the consummation of a Qualified Public Offering.

      12.   Definitions.

            "Accredited Investor" has the meaning set forth in Rule 501 promulgated under the Securities Act, as amended from time to time.

            "Additional Executive" means any member of the Company's senior management who becomes a "Stockholder" in accordance with Section 14 of this Agreement.

            "Affiliate" of a Holder means any general or limited partner of a Holder or any other Person, entity or investment fund controlling, controlled by or under common control with the Holder.

            "Allied Capital" means Allied Capital Corporation, a Maryland corporation.

            "Closing Date" means June 13, 2003.

            "Commission" means the Securities and Exchange Commission.

            "Competitor" means any Person which is engaged in the business of operating and managing dining restaurants and enterprises, and food commissary operations; provided that (a) the provision of investment advisory services by a Person to an ERISA plan which is owned or controlled by a Person which would otherwise be a Competitor shall not in any event cause the Person providing such services to be deemed to be a Competitor, and (b) in no event shall any bank, trust company, savings and loan association or other financial institution, investment fund, any pension plan, any investment company, any insurance company, any broker or dealer, or any other financial institution or entity, regardless of legal form, be deemed a Competitor, nothwithstanding the fact that a portfolio company of any such institution may be a Competitor.

            "Diluted Common Stock" means, when used in any calculation herein, the number of shares of Common Stock that would be outstanding assuming that all shares of Common Stock issuable under the Warrants were in fact issued and outstanding.

            "Diluted Preferred Stock" means, when used in any calculation herein, the number of shares of Preferred Stock that would be outstanding assuming that all shares of Preferred Stock issuable under the Warrants were in fact issued and outstanding.

            "Executive Shares" shall have the meaning given such term in the Senior Management Agreements.

            "Governing Body" means (i) in the case of a corporation, that corporation's Board of Directors, (ii) in the case of a limited liability company, that company's Board of Managers or Board of Members, if any.

            "Holder" means any holder (or deemed holder) of Securities who is a party to this Agreement or is a successor or assign or subsequent holder contemplated by Section 14 of this Agreement.

            "Independent Third Party" means any Person who, immediately prior to the contemplated transaction, (i) does not own, directly or indirectly, in excess of 10% of the Company's Common Stock or Preferred Stock on a fully-diluted basis (a "10% Owner"), (ii) is not controlling, controlled by or under common control with any such 10% Owner, (iii) is not the spouse or descendant (by birth or adoption) of any such 10% Owner or a trust for the benefit of such 10% Owner and/or such Persons, and (iv) with respect to WPP and its Affiliates, is neither an investment of any such 10% Owner nor a subsidiary of any investment of any such 10% Owner.

            "Initial Public Offering" means the initial Public Offering by the Company.

            "Major Stockholders" means each of WPP, AGE and Mid Oaks (and any Affiliate Transferees of such Persons), for so long as such Person, together with its Affiliates, beneficially owns, in the aggregate, twenty percent (20%) of the Common Stock and Preferred Stock originally held by such Person on the date hereof.

            "Notes" means those certain 16% Senior Subordinated Notes due November 2009, in the original aggregate principal amount of $45,000,000 purchased by the Warrant Security Holders pursuant to the Investment Agreement.

            "Organizational Documents" means, (i) in the case of a corporation, that corporation's charter and by-laws, (ii) in the case of a limited liability company, that company's articles or certificate of organization and operating agreement, if any, and (iii) in the case of a partnership, the partnership agreement.

            "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

             "Qualified Institutional Buyer" shall have the meaning given such term under Rule 144A of the Securities Act.

            "Qualified Public Offering" means any Public Offering by the Company in which the Company receives no less than $35,000,000 of net proceeds from sales to Persons other than Affiliates of the Company pursuant to a public distribution in which the Common Stock of the Company shall be listed or traded on a national or regional exchange or on the Nasdaq National Market System.

            "Sale of the Company" means any transaction or series of transactions pursuant to which any Independent Third Party in the aggregate acquire(s) (i) capital stock of the Company possessing the voting power to elect a majority of the Board (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

            "Securities" means Common Stock, Preferred Stock, and any shares of capital stock or other securities directly or indirectly exercisable for, or convertible into, such securities; provided, however, that Securities shall not include any securities which have been sold to the public (i) pursuant to a registration statement declared effective by the Commission or (ii) pursuant to Rule 144 promulgated by the Commission under the Securities Act.

      "Securities Act" means the Securities Act of 1933, as amended from time to time.

      "VICORP" means VICORP Restaurants Inc., a Colorado corporation and wholly-owned subsidiary of the Company as of the date hereof.

      "Warrant Security Holders" means all holders of (a) Warrants and/or (b) any Warrant Stock.

      "Warrant Stock" means any Securities received upon exercise of the Warrants.

      13. Transfer; Transfers in Violation of Agreement. Prior to transferring any Securities to any Person, the transferring Stockholder shall cause the prospective transferee to execute and deliver to the Company and the other Stockholders a counterpart of this Agreement. Any transfer or attempted transfer of any Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Securities as the owner of such shares for any purpose.

      14. Additional Investors and Stockholders. In connection with the issuance of any additional equity securities of the Company to any Person or the transfer of any equity securities of the Company to any Person, the Company may permit such Person to become a party to this Agreement and succeed to all of the rights and obligations of an "Investor" and/or a "Stockholder" under this Agreement by obtaining an executed counterpart signature page to this Agreement, and, upon such execution, such Person shall for all purposes be an "Investor" and/or a "Stockholder" party to this Agreement.

      15. Holdback Agreement. Each Holder of outstanding Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144 of the Securities Act) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of a Qualified Public Offering, unless the underwriters managing such Qualified Public Offering otherwise agree. This provision shall survive the termination of this Agreement.

      16. Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time only by the written agreement of (i) the Company; (ii) WPP, so long as WPP owns at least twenty percent (20%) of the outstanding Common Stock; (iii) Holders holding not less than a majority of the Common Stock issued and outstanding at the time, calculated on a fully-diluted basis and including, without limitation, Common Stock issuable upon the exercise of the Warrants; (iv) the Warrant Holders holding at least 62% of the Warrants or Warrant Stock, if such amendment or waiver would materially and adversely affect the rights of the Warrant Security Holders; or (v) Holders holding not less than a majority of the Preferred Stock issued and outstanding at the time. Notwithstanding the foregoing, no provision of this Agreement may be amended or waived if such amendment or waiver of any provision would have the effect of (x) imposing additional obligations (including the changing of existing obligations) on any of the Stockholders, or
(y) adversely affecting any of the rights of any of the Stockholders, or (z) treating preferentially (including the changing of any existing right or preference) in any way any of the Investors or any other Stockholder over another Stockholder except by written agreement of such affected

Stockholder. Any waiver, permit, consent or approval of any kind or character on the part of any such Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing.

      17. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

      18. Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

      19. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Securities and the respective successors and assigns of each of them, so long as they hold Securities.

      20. Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

      21. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) one (1) business day following deposit with a reputable express courier service for next day delivery (charges prepaid), (c) three (3) business days after it is mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or (d) one business (1) day after receipt is electronically confirmed, if sent by fax (provided that a hard copy shall be promptly sent by first class mail, postage prepaid). Such notices, demands and other communications shall be sent to the Purchasers and to the Company at the address indicated below or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

      If to the Company

                       VI Acquisition Corp.
                       c/o Wind Point Partners
                       676 North Michigan Avenue, Suite 3700
                       Chicago, IL 60611
                       Fax: (312) 255-4820
                       Tel.: (312) 255-4800

                       Attn.: Michael J. Solot

            If to WPP, to:

                       Wind Point Partners IV, L.P.
                       Wind Point Partners V, L.P.
                       Wind Point IV Executive Advisor Partners, L.P. Wind Point Associates IV, LLC
                       676 North Michigan Avenue, Suite 3700
                       Chicago, Illinois 60611
                       Fax:  (312) 255-4820
                       Tel:  (312) 255-4800
                       Attn: Michael J. Solot

                       with a copy to:

                       Sachnoff & Weaver, Ltd.
                       30 S. Wacker Drive, 29th Floor
                       Chicago, Illinois 60606
                       Fax:  (312) 207-1000
                       Tel:  (312) 207-6400
                       Attn: Seth M. Hemming, Esq.

            If to Mid Oaks, to:

                       Mid Oaks Investments LLC
                       750 Lake Cook Road, Suite 440
                       Buffalo Grove, Illinois  60089
                       Fax:  (847) 215-3421
                       Tel:  (847) 215-3420
                       Attn: Wayne C. Kocourek

                       with a copy to:

                       Altheimer & Gray
                       10 South Wacker Drive
                       Chicago, Illinois  60606-7462
                       Fax:  (312) 715-4800
                       Tel:  (312) 715-4050
                       Attn: David W. Schoenberg

      If to AGE, to:

            A.G. Edwards Capital, Inc.
            One North Jefferson
            St. Louis, MO 63103
            Fax: (314) 955-8095
            Tel: (314) 955-3971
            Attn: Patricia A. Dahl

            If to Koenig, van Benthuysen or an Executive, to his or her address set forth on the Company's records.

            If to the Warrant Security Holders, to the addresses set forth on Exhibit A hereto.

      22. Governing Law. The corporate law of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders, including, without limitation, those rights set forth in Sections 1 and 2 of this Agreement. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois, without giving effect to any choice of law or other conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

      23. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury of any claim or cause of action in any legal proceeding arising out of or related to this Agreement or the transactions or events contemplated hereby or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party hereto. The parties hereto each agree that any and all such claims and causes of action shall be tried by a court trial without a jury. Each of the parties hereto further waives any right to seek to consolidate any such legal proceeding in which a jury trial has been waived with any other legal proceeding in which a jury trial cannot or has not been waived.

      24. Descriptive Heading. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      25. Preferred Stock Option Holders. To the extent a Holder owns solely options to purchase Preferred Stock and no other Securities, the provisions of
Section 7 of this Agreement (and the defined terms used therein) shall be the only provisions hereof that apply to such Holder until such time as such Holder exercises such option or otherwise owns Securities, in which event the other provisions of this Agreement shall apply to such Holder.

                                    * * * * *

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                             THE COMPANY:

                             VI ACQUISITION CORP.

                             By: /s/ Debra Koenig
                                 ---------------------------------------------
                             Name: Debra Koenig
                             Its:  Executive Vice President

                             THE INVESTORS:

                             WIND POINT IV EXECUTIVE ADVISOR PARTNERS, L.P.

                             By: Wind Point Investors IV, L.P.
                             Its: General Partner

                                 By: Wind Point Advisors LLC
                                 Its: General Partner

                             By: /s/ Jeffrey A. Gonyo
                                 --------------------------------------------
                             Name: Jeffrey A. Gonyo
                             Its: Managing Member

                             WIND POINT ASSOCIATES IV, LLC

                             By: Wind Point Investors IV, L.P.
                             Its: Manager

                                 By: Wind Point Advisors LLC
                                 Its: General Partner

                             By: /s/ Jeffrey A. Gonyo
                                ---------------------------------------------
                             Name: Jeffrey A. Gonyo
                             Its:  Managing Member

                             [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                              VI Acquisition Corp.
                             Stockholders Agreement

                             WIND POINT PARTNERS IV, L.P.

                             By: Wind Point Investors IV, L.P.
                             Its: General Partner

                                 By: Wind Point Advisors LLC
                                 Its: General Partner

                             By: /s/ Jeffrey A. Gonyo
                                 --------------------------------------------
                             Name: Jeffrey A. Gonyo
                             Its: Managing Member

                             By: /s/ James P. TenBroek
                                 --------------------------------------------
                             Name: James P. TenBroek
                             Its: Managing Member

                             WIND POINT PARTNERS V, L.P.

                             By: Wind Point Investors V, L.P.
                             Its: General Partner

                                 By: Wind Point Advisors LLC
                                 Its: General Partner

                             By: /s/ Jeffrey A. Gonyo
                                 --------------------------------------------
                             Name: Jeffrey A. Gonyo
                             Its: Managing Member

                             By: /s/ James P. TenBroek
                                 --------------------------------------------
                             Name: James P. TenBroek
                             Its: Managing Member

                             [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                              VI Acquisition Corp.
                             Stockholders Agreement

                             MID OAKS INVESTMENTS LLC

                             By: /s/ Wayne Kocourek
                                 --------------------------------------------
                             Name: Wayne Kocourek
                             Its: Chairman and CEO

                             [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                              VI Acquisition Corp.
                             Stockholders Agreement

                             A.G.EDWARDS PRIVATE EQUITY PARTNERS QP II, L.P.

                             By: A.G. Edwards Capital, Inc.
                             Its: General Partner

                             By: /s/ Christopher B. Redmond
                                 --------------------------
                             Name: Christopher B. Redmond
                             Its: Vice President

                             A.G. EDWARDS PRIVATE EQUITY PARTNERS II, L.P.

                             By:  A.G. Edwards Capital, Inc.
                             Its: General Partner

                             By: /s/ Christopher B. Redmond
                                  -------------------------
                             Name: Christopher B. Redmond
                             Its: Vice President

                             [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                              VI Acquisition Corp.
                             Stockholders Agreement

                               /s/ Debra Koenig
                             ------------------------------------------------
                             DEBRA KOENIG

                               /s/ Walter Van Benthuysen
                             ------------------------------------------------
                             WALTER VAN BENTHUYSEN

                             [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                              VI Acquisition Corp.
                             Stockholders Agreement

                             EXECUTIVES:

                               /s/ Joseph Trungale
                             ------------------------------------------------
                             Joseph Trungale

                               /s/ Robert E. Kaltenbach
                             ------------------------------------------------
                             Robert E. Kaltenbach

                               /s/ Timothy R. Kanaly
                             ------------------------------------------------
                             Timothy R. Kanaly

                               /s/ Mark A. Hampton
                             ------------------------------------------------
                             Mark A. Hampton

                               /s/ Daniel W. Gresham
                             ------------------------------------------------
                             Daniel W. Gresham

                               /s/ Donald R. Prismon
                             ------------------------------------------------
                             Donald R. Prismon

                              VI Acquisition Corp.
                             Stockholders Agreement

                             WARRANT SECURITY HOLDERS:

                             ALLIED CAPITAL CORPORATION,
                             a Maryland corporation

                             By: /s/ John Fruehwirth
                                 --------------------------------------------
                             Name: John Fruehwirth
                             Its: Principal

                             GLEACHER MEZZANINE FUND I, L.P.

                             BY: Gleacher Mezzanine LLC, its General Partner

                             By: /s/ Mary P. Gay
                                 --------------------------------------------
                             Name: Mary P. Gay
                             Its: Managing Director

                             GLEACHER MEZZANINE FUND P, L.P.

                             BY: Gleacher Mezzanine LLC, its General Partner

                             By: /s/ Mary P. Gay
                                 --------------------------------------------
                             Name: Mary P. Gay
                             Its: Managing Director

                             SUNTRUST EQUITY FUNDING, LLC

                             By: /s/ Martin Mayden
                                 --------------------------------------------
                             Name: Martin Mayden
                             Its: Manager

                              VI Acquisition Corp.
                             Stockholders Agreement

                                    EXHIBIT A

                ADDRESSES FOR NOTICES TO WARRANT SECURITY HOLDERS

ALLIED CAPITAL CORPORATION
401 N. Michigan Ave., Suite 2050
Chicago, IL  60611
Attn: Ed Ross, Managing Director

GLEACHER MEZZANINE FUND I, L.P.
GLEACHER MEZZANINE FUND P, L.P.
660 Madison Avenue, 17th Floor
New York, NY  10021
Attn: Mary Gay, Managing Director

SUNTRUST EQUITY FUNDING, LLC
303 Peachtree Street, N.E., 25th Floor
Atlanta, GA  30308
Attn: Palmer Henson, Director

With, as to any Warrant Security Holder, a copy to:

Moore & Van Allen PLLC
100 North Tryon Street, Suite 4700
Charlotte, North Carolina 28202
Attn: John Chinuntdet

                              VI Acquisition Corp.
                             Stockholders Agreement